Exhibit 99.3

Unaudited Pro forma Condensed Combined Financial Statements

On April 25, 2006, Ambassadors International, Inc. (“Ambassadors”) completed its acquisition of certain assets of DNC Vessel Managament, Inc. The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as an asset purchase.

The unaudited pro forma condensed combined balance sheet as of March 31, 2006, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 and the quarter ended March 31, 2006, are presented herein. The unaudited pro forma condensed combined balance sheet was prepared using the historical balance sheets of Ambassadors as of March 31, 2006, and DNC Vessel Management, Inc. as of April 2, 2006. The unaudited pro forma condensed combined statements of operations were prepared using the historical statements of operations of Ambassadors for the year ended December 31, 2005 and DNC Vessel Management, Inc. for the year ended January 1, 2006, and the unaudited statements of operations of Ambassadors for the quarter ended March 31, 2006 and DNC Vessel Management, Inc for the quarter ended April 2, 2006.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had been completed on March 31, 2006, and combines the unaudited condensed balance sheets of Ambassadors and DNC Vessel Management, Inc. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005 gives effect to the acquisition as if it had occurred on January 1, 2005.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, are based upon the respective historical consolidated and combined financial statements of Ambassadors and DNC Vessel Management, Inc., and should be read in conjunction with Ambassadors’ historical financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Annual Report on Form 10-K for the year ended December 31, 2005 and Ambassadors’ Periodic Report on Form 10-Q for the quarterly period ended March 31, 2006; and DNC Vessel Management, Inc.’s financial statements presented herein.

Ambassadors International, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2006

(in thousands)

	Ambassadors	DNC Vessel Management	Pro Forma Adjustments		Pro Forma Combined
	(As Reported) (unaudited)
Assets:
Current assets:
Cash and cash equivalents	$14,922	$2,294	$(5,794)	(A), (B)	$11,422
Restricted cash	7,298	—	—		7,298
Available-for-sale securities	74,533	—	—		74,533
Accounts receivable, net	5,610	3	(3)	(B)	5,610
Premiums receivable	15,195	—	—		15,195
Deferred policy acquisition costs	1,606	—	—		1,606
Reinsurance recoverable	1,244	—	—		1,244
Prepaid reinsurance premiums	1,087	—	—		1,087
Inventories	1,483	788	(788)	(B)	1,483
Deferred income taxes	262	—	—		262
Prepaid program costs and other current assets	4,321	1,068	(1,068)	(B)	4,321

Total current assets	127,561	4,153	(7,653)		124,061
Property and equipment, net	50,646	36,343	11,621	(C)	98,610
Goodwill	8,996	—	—		8,996
Other intangibles	1,290	—	—		1,290
Deferred income taxes	2,444	—	—		2,444
Other assets	2,208	—	—		2,208

Total assets	$193,145	$40,496	$3,968		$237,609

Liabilities:
Current liabilities:
Accounts payable	$3,761	$482	$(482)	(B)	$3,761
Participant and passenger deposits	22,672	12,466	(3,466)	(D)	31,672
Accrued and other expenses	2,945	6,454	(6,454)	(B)	2,945
Loss and loss adjustment expense reserves	9,779	—	—		9,779
Unearned premiums	5,690	—	—		5,690
Deferred gain on retroactive reinsurance	115	—	—		115
Current portion of long-term obligation	1,805	3,380	(956)	(E)	4,229

Total current liabilities	46,767	22,782	(11,358)		58,191

Long-term obligations, net of current portion	38,517	33,774	(734)	(E)	71,557
Due to parent company	—	38,202	(38,202)	(F)	—
Non-current participant deposits	5	—	—		5

Total liabilities	85,289	94,758	(50,294)		129,753

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	106	1	(1)	(F)	106
Additional paid-in capital	94,257	20,000	(20,000)	(F)	94,257
Retained earnings	13,752	(74,263)	74,263	(F)	13,752
Accumulated other comprehensive loss	(259)	—	—		(259)

Total stockholders’ equity	107,856	(54,262)	54,262		107,856

Total liabilities and stockholders’ equity	$193,145	$40,496	$3,968		$237,609

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2005

(in thousands)

	Ambassadors	American West Cruises	Pro Forma Adjustments		Pro Forma Combined	DNC Vessel Management	Pro Forma Adjustments		Pro Forma Combined
	(As Reported)					(As Reported)
Revenues:
Travel, incentive and event related	$14,281	$—	$—		$14,281	$—	$—		$14,281
Net insurance premiums earned	11,456	—	—		11,456	—	—		11,456
License fees and other	1,203	—	—		1,203	—	—		1,203
Cruise revenue	—	37,429	—		37,429	79,443	—		116,872

	26,940	37,429	—		64,369	79,443	—		143,812

Costs and operating expenses:
Cost of software and technology related sales	524	—	—		524	—	—		524
Cost of cruise revenue	—	23,539	(2,485)	(H)	21,054	60,365	(1,814)	(H)	79,605
Selling and tour promotion	3,144	7,956	—		11,100	28,486	—		39,586
General and administrative	12,534	5,606	(105)	(H)	18,035	—	—		18,035
Loss and loss adjustment expenses	6,051	—	—		6,051	—	—		6,051
Insurance acquisition costs and other operating expenses	4,563	—	—		4,563	—	—		4,563
Impairment charge	—	—	—		—	37,128	(37,128)	(G)	—
Other selling expenses	—	2,222	—		2,222	—	—		2,222

	26,816	39,323	(2,590)		63,549	125,979	(38,942)		150,586

Operating income (loss)	124	(1,894)	2,590		820	(46,536)	38,942		(6,774)

Other income (expense):
Interest and dividend income	3,048	191	(158)	(I)	3,081	—	(140)	(I)	2,941
Realized gain on sale of available-for-sale securities	34	—	—		34	—	—		34
Interest expense	—	(3,137)	1,177	(L)	(1,960)	(3,704)	860	(F)	(4,804)
Other, net	1,047	720	—		1,767	58	—		1,825

	4,129	(2,226)	1,019		2,922	(3,646)	720		(4)

Income (loss) before income taxes	4,253	(4,120)	3,609		3,742	(50,182)	39,662		(6,778)
Provision (benefit) for income taxes	1,111	—	(197)	(J)	914	—	(4,049)	(J)	(3,135)

Net income (loss)	$3,142	(4,120)	3,806		2,828	(50,182)	43,711		(3,643)

Earnings (loss) per share:
Basic	$0.30				$0.27				$(0.35)

Diluted	$0.30				$0.26				$(0.35)

Weighted-average common shares outstanding:
Basic	10,321		—		10,321		—		10,321

Diluted	10,597		250	(K)	10,847		(526)	(K), (M)	10,321

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2006

(in thousands)

	Ambassadors	DNC Vessel Management	Pro Forma Adjustments		Pro Forma Combined
	(As Reported)
	(unaudited)
Revenues:
Travel, incentive and event related	$4,192	$—	$—		$4,192
Net insurance premiums earned	2,484	—	—		2,484
License fees and other	247	—	—		247
Cruise revenue	1,395	2,246	—		3,641

	8,318	2,246	—		10,564

Costs and operating expenses:
Cost of software and technology related sales	48	—	—		48
Cost of cruise revenue	2,329	1,863	—		4,192
Selling and tour promotion	1,539	3,719	—		5,258
General and administrative	4,796	—	—		4,796
Depreciation and amortization	470	505	128	(H)	1,103
Loss and loss adjustment expenses	1,365	—	—		1,365
Insurance acquisition costs and other operating expenses	1,043	—	—		1,043

	11,590	6,087	128		17,805

Operating income (loss)	(3,272)	(3,841)	(128)		(7,241)

Other income (expense):
Interest and dividend income	941	—	(35)	(I)	906
Realized gain on sale of available-for-sale securities	12	—	—		12
Interest expense	(367)	(1,407)	687	(F)	(1,087)
Other, net	(74)	13	—		(61)

	512	(1,394)	652		(230)

Income (loss) before income taxes	(2,760)	(5,235)	524		(7,471)
Benefit for income taxes	(1,040)	—	(1,813)	(J)	(2,853)

Net income (loss)	(1,720)	(5,235)	2,337		(4,618)

Loss per share:
Basic	$(0.16)				$(0.44)

Diluted	$(0.16)				$(0.44)

Weighted-average common shares outstanding:
Basic	10,545		—		10,545

Diluted	10,545		—	(K), (M)	10,545

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Ambassadors International, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements of Ambassadors International, Inc. (“Ambassadors”) give effect to the acquisition of DNC Vessel Management, Inc. as if it had been completed on January 1, 2005. The unaudited pro forma condensed combined balance sheet as of March 31, 2006 gives effect to the acquisition of DNC Vessel Management, Inc. as if it had occurred on March 31, 2006. On January 13, 2006, Ambassadors acquired American West Steamboat Company LLC, EN Boat LLC and QW Boat Company LLC (collectively, “American West Cruises”). The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations as of March 31, 2006 include American West Cruises as of January 13, 2006. Due to the insignificance of operations from January 1, 2006 through the date of acquisition, this period has been excluded from the March 31, 2006 pro forma financial statements.

The unaudited pro forma condensed combined statement of operations and unaudited pro forma condensed combined balance sheet were derived by adjusting Ambassadors’ historical financial statements for the acquisition of DNC Vessel Management, Inc. The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations are provided for informational purposes only and should not be construed to be indicative of Ambassadors’ financial position or results of operations had the transaction been consummated on the dates indicated and do not project Ambassadors’ financial position or results of operations for any future period or date.

The unaudited pro forma condensed combined balance sheet and unaudited condensed combined statements of operations and accompanying notes should be read in conjunction with Ambassadors’ historical financial statements and related notes, Ambassadors’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Ambassadors’ Annual Report on Form 10-K for the year ended December 31, 2005 and Ambassadors’ Periodic Report on Form 10-Q for the quarterly period ended March 31, 2006; and DNC Vessel Management, Inc.’s financial statements presented herein.

Note 2. Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect an estimated purchase price of approximately $47,964,000. Delta Queen will also be entitled to receive contingent consideration comprised of 100,000 shares of Ambassadors’ common stock under certain circumstances. This contingent consideration has not been included in the preliminary purchase price and is not expected to be included in our original cost of the acquisition due to management’s inability to conclude “beyond a reasonable doubt” that the contingent consideration will be earned. The preliminary purchase price for the acquisition is as follows (in thousands):

Cash consideration	$2,750
Debt assumed	35,464
Net customer deposit liabilities assumed	9,000
Estimated acquisition costs	750

Preliminary purchase price	$47,964

The final purchase price is dependent on the actual final direct acquisition costs and potential future contingent payments.

Based on the estimated purchase price, the preliminary purchase price allocation, subject to change pending completion of our final valuation and analysis, is as follows (in thousands):

Total assets acquired	$47,964

Total assets acquired	$47,964

Note 3. Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(A)	To record cash paid by Ambassadors as part of the transaction and estimated costs associated with the acquisition.

(B)	To eliminate assets and liabilities not acquired.

(C)	To record the estimated fair value of the acquired property and equipment.

(D)	To reflect customer deposit liabilities assumed in the transaction.

(E)	To reflect current and long-term debt assumed in the transaction.

(F)	To eliminate DNC Vessel Management Inc.’s historical members’ equity and related party payable accounts.

(G)	To adjust impairment charge based on the fair value and estimated lives assigned to property and equipment in our preliminary purchase price allocation.

(H)	To adjust depreciation expense based on the fair value and estimated lives assigned to property and equipment in our preliminary purchase price allocation.

(I)	To reduce interest income associated with the cash paid in the transaction had the transaction been completed on January 1, 2005.

(J)	To record the estimated tax effect of the pro forma adjustments. American West Cruises and DNC Vessel Management, Inc. have elected to be taxed as separate limited liability companies for federal income tax purposes. The estimated tax rate was calculated using the federal statutory rate of 34.0% plus a net state income tax rate of 4.49% for the year ended December 31, 2005 and three months ended March 31, 2006.

(K)	To reflect the contingent consideration associated with the 250,000 and 100,000 common shares of Ambassadors’ stock potentially to be issued to the sellers in the American West Cruises and DNC Vessel Management, Inc. transactions, respectively.

(L)	To eliminate interest expense related to debt extinguished at date of acquisition.

(M)	To reflect the diluted shares outstanding for antidilutive effects as of the end of the period subsequent to the pro forma adjustment noted in K.